Exhibit (o)(1)

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2021

New York Life Premier Plus Variable Annuity II

From

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Issued through

NYLIAC Variable Annuity Separate Account-III

NYLIAC Variable Annuity Separate Account-IV

This summary prospectus summarizes key features of the New York Life Premier Plus Variable Annuity II policy.

Before you invest, you should review the prospectus for the New York Life Premier Plus Variable Annuity II policies, which contains more information about the policy’s features, benefits, and risks. You can find this document and other information about the contract online at www.newyorklife.com. You can also obtain this information at no cost by calling our Variable Products Service Center at 1-800-598-2019 or by sending an email request to [                    ].

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.newyorklife.com. If you sign up for electronic delivery, we will apply a one-time $30 e-delivery credit to your Accumulation Value in accordance with your allocation instructions in the Policy Year in which you register.

You may cancel your policy within 10 days of delivery of the policy without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either (i) a full refund of the amount you paid with your application, or (ii) your policy value (Accumulation Value), less any e-delivery credit, and less any Premium Credit(s). You should review the prospectus, or consult with your registered representative, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

DEFINITIONS

Accumulation Unit—An accounting unit we use to calculate the Variable Accumulation Value prior to the Annuity Commencement Date. Each Investment Division of the Separate Account has a distinct variable Accumulation Unit value.

Accumulation Value—The sum of the Variable Accumulation Value, the Fixed Account Accumulation Value (if applicable), and the DCA Advantage Account Accumulation Value of a policy.

Adjusted Premium Payment—The total dollar amount of premium payments made under the policy and allocated to the Investment Divisions of the Separate Account and DCA Advantage Account reduced by any withdrawals and applicable surrender charges in excess of any gain in the policy.

Allocation Options —The Investment Divisions of the Separate Account, any available Asset Allocation Model, the DCA Advantage Account and the Fixed Account.

Annuitant—The person or persons named on the Policy Data Page and whose life or lives determine the Income Payments and, if any, Future Income Payments.

Annuity Commencement Date—The date on which we are to make the first Income Payment under the policy.

Business Day—Generally, any day on which the New York Stock Exchange (NYSE) is open for trading. Our Business Day ends at 4:00 p.m. Eastern Time or the close of regular trading of the NYSE, if earlier.

Dollar Cost Averaging (DCA) Advantage Account— An Allocation Option that permits dollar cost averaging over a six-month period and pays interest on amounts remaining in the account. Amounts are transferred from the DCA Advantage Account to the Investment Division(s) you choose on a monthly basis.

Dollar Cost Averaging (DCA) Advantage Account Accumulation Value—The sum of premium payments and Premium Credits allocated to the DCA Advantage Account, plus interest credited on those premium payments and Premium Credits, less any transfers and partial withdrawals from the DCA Advantage Account, and less any surrender charges, policy service charges and rider charges deducted from the DCA Advantage Account.

Fixed Account—An account that is credited with a fixed interest rate which NYLIAC declares and is not part of the Separate Account.

Fixed Account Accumulation Value—The sum of premium payments and any Premium Credits and, if allowable, transfers allocated to the Fixed Account, plus interest credited on those premium payments and any Premium Credits and, if allowable, transfers, less any transfers and partial withdrawals from the Fixed Account, and less any surrender charges, policy service charges and rider charges assessed on and deducted from the Fixed Account.

Good Order—We consider a transaction to be in “Good Order” if it complies with our administrative procedures and all relevant laws and regulations, and the required information is complete and correct. Good Order means the actual receipt by us of instructions relating to the requested transaction in writing (or, if permitted, by telephone or electronically), along with all forms and other information or documentation necessary to complete the request.

Holding Period—A pre-determined Holding Period you select at the time of application for the Investment Preservation Rider 4.0. You can choose among five different Holding Periods (12, 13, 14, 15 or 20 years).

Income Payments—Periodic payments NYLIAC makes after the Annuity Commencement Date.

Investment Division—The variable investment options available under the policy. Each Investment Division invests exclusively in shares of a specified Portfolio.

IPR 4.0—Investment Preservation Rider 4.0.

IPR Reset—Changing the guaranteed amount of the Investment Preservation Rider 4.0, as applicable, to make it equal to either (i) your Accumulation Value on the Policy Anniversary following your request, or (ii) if you choose the 20-year Holding Period, 150% of your Accumulation Value on the Policy Anniversary following your request, both less any applicable reductions.

M&E Charge—Mortality and Expense Risk and Administrative Costs Charge.

Non-Qualified Policies—Policies that are not available for use by individuals in connection with employee retirement plans intended to qualify for special federal income tax treatment under Sections 403(b), 408, and 408A of the Code. Non-Qualified Policies include policies issued for other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.

NYLIAC, we, our or us—New York Life Insurance and Annuity Corporation.

Owner (you, your)—The individual(s) or entity(ies) designated as the Owner in the policy, or as subsequently changed after issue, who is entitled to exercise all rights under the policy.

Payment Date—The Business Day on which we receive a premium payment at the address specified in this Prospectus to receive such payment.

Payment Year(s)—With respect to any premium payment, the year(s) beginning on the date such premium payment is made to the policy.

Policy Anniversary—An anniversary of the Policy Date shown on the Policy Data Page.

Policy Data Page—Page 2 of the policy which contains the policy specifications.

Policy Date—The date from which we measure Policy Years, quarters, months, and Policy Anniversaries. It is shown on the Policy Data Page.

Policy Year—A year starting on the Policy Date. Subsequent Policy Years begin on each Policy Anniversary, unless otherwise indicated.

Portfolios —The mutual fund portfolios in which the corresponding Investment Divisions invest.

Premium Credit—An additional credit we will apply to your Accumulation Value at the you make premium payments. The Premium Credit is calculated as a percentage of (each) premium payment(s) and will never be less than the guaranteed minimum premium credit rate displayed on the Policy Data Page (the “Premium Credit Rate”).

Qualified Policies—Policies for use by individuals under employee retirement plans that are intended to qualify for special federal income tax treatment under Sections 403(b), 408, and 408A of the Code. Qualified Policies do not include policies issued for any other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.

Reset Value— One of the death benefit options available if you purchase the Annual Death Benefit Rider (ADBR). With the ADBR, your death benefit will be the greater of: (a) the Standard Death Benefit, (b) the Reset Value as calculated by the ADBR, or (c) any death benefit available under any other rider attached to the policy.

Separate Account—NYLIAC Variable Annuity Separate Account-III or NYLIAC Variable Annuity Separate Account-IV, each a segregated asset account we established to receive and invest premium payments paid under the policies. The Separate Account’s Investment Divisions, in turn, purchase shares of Portfolios.

Standard Death Benefit—The death benefit that comes standard under the base policy.

Surrender Charge Free Amount—Each Policy Year, you may withdraw a certain amount from your policy without having to pay a surrender charge on that amount. The maximum amount you may withdraw without a surrender charge in any given Policy Year is the greatest of either (i) 10% of your Accumulation Value as of your last Policy Anniversary (10% of your premium payments if the withdrawal is made in the first Policy Year, less any prior surrender charge free withdrawals you have already taken in that Policy Year; (ii) 10% of your Accumulation Value at the time of the withdrawal, less any prior surrender charge free withdrawals you have already taken in that Policy Year; or (iii) your Accumulation Value less your accumulated premium payments.

Variable Accumulation Value—The sum of the current Accumulation Unit value(s) for each of the Investment Divisions multiplied by the number of Accumulation Units held in the respective Investment Division.

VPSC—The Variable Products Service Center.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE POLICY

An investment in the policy is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table. You should review the prospectus for additional information about these topics.

	FEES AND EXPENSES	LOCATION IN PROSPECTUS
Charges for Early Withdrawal

If you withdraw money from your policy within 8 years following your last premium payment, you will be assessed a surrender charge. The maximum surrender charge is 8% of the amount withdrawn during the first two Payment Years, declining down to 0% over that time period. For example, if you make an early withdrawal within the first two Payment Years, you could pay a surrender charge of up to $8,000 on a $100,000 investment. You can withdraw up to 10% of your Accumulation Value (or premium payments if the withdrawal is made in the first Policy Year) free of surrender charges, less any prior surrender charge free withdrawals you have already made in the same Policy Year.

CHARGES AND DEDUCTIONS – Transaction Expenses – Surrender Charges
Transaction Charges

In addition to surrender charges, you may also be charged for other transactions, such as when you transfer cash value between investment options more than 12 times a year, or if a premium payment is returned for insufficient funds.

CHARGES AND DEDUCTIONS – Transaction Expenses
Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Policy Data Page for information about the specific fees you will pay each year based on the options you have elected.

CHARGES AND DEDUCTIONS

ANNUAL FEE
	MINIMUM	MAXIMUM
1. Base policy[1]	1.30%	1.60%	CHARGES AND DEDUCTIONS – Annual Policy Expenses
2. Investment options (Portfolio fees and expenses)[2]	[Gross #’s]%	[Gross #’s]%	CHARGES AND DEDUCTIONS – Annual Portfolio Expenses
3. Optional benefits available for an additional charge (for a single optional benefit, if elected)[3]	0.25%	1.50%	CHARGES AND DEDUCTIONS – Optional Benefit Expenses

[1]

The minimum fee reflects “Accumulation Value-Based M&E Charge Policies” and assumes M&E charges calculated as an annualized percentage of your Accumulation Value. The maximum fee reflects “Premium-Based M&E Charge Policies” and assumes M&E charges calculated as an annualized percentage of Adjusted Premium Payments. The maximum fee applies during the surrender charge period; the minimum fee applies after the surrender charge period.

[2]	As a percentage of average net Portfolio assets.
[3]

The minimum fee reflects the current charge for the least expensive optional benefit, the Annual Death Benefit Reset Rider, calculated as an annualized percentage of the amount that is guaranteed under this optional benefit. The maximum fee reflects the current charge for the most expensive optional benefit, the IPR 4.0, calculated as a percentage of the amount that is guaranteed under this optional benefit.

Because your policy is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your policy, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the policy, which could add surrender charges that substantially increase costs.

	LOWEST ANNUAL COST:	HIGHEST ANNUAL COST:

	$1,597	$5,207

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Least expensive Base Policy charge and Portfolio fees and expenses

•  No optional benefits

•  No sales charges

•  No additional purchase payments, transfers or withdrawals

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Most expensive Base Policy charge, optional benefits, and Portfolio fees and expenses

•  No sales charges

•  No additional purchase payments, transfers or withdrawals

	RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in this policy.		PRINCIPAL RISKS
Not a Short-Term Investment

This policy is not designed for short-term investing and is not appropriate for an investor who readily needs access to cash.

Surrender charges apply for up to 8 years following your last premium payment. They will reduce the value of your policy if you withdraw money during that time. The benefits of tax deferral and living benefit protections also mean the policy is more beneficial to investors with a long time horizon.

PRINCIPAL RISKS
Risks Associated with Allocation Options

•  An investment in this policy is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose.

•  Each investment option (including the Fixed Account and DCA Advantage Account) has its own unique risks.

•  You should review the prospectuses for the available Portfolios before making an investment decision.

PRINCIPAL RISKS
Insurance Company Risks

Any obligations (including under the Fixed Account and DCA Advantage Account), guarantees, and benefits of the policy are subject to the claims-paying ability of NYLIAC. If NYLIAC experiences financial distress, it may not be able to meet its obligations to you. More information about NYLIAC is available upon request from NYLIAC by calling the VPSC at 1-800-598-2019.

PRINCIPAL RISKS

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments

•  We reserve the right to charge $30 for each transfer when you transfer money between Investment Divisions in excess of 12 times in a Policy Year.

•  We reserve the right to limit transfers in circumstances of frequent transfers.

•  We reserve the right to remove, close or substitute Portfolios as investment options that are available under the policy.

PRINCIPAL RISKS
Optional Benefits

•  Certain optional benefits restrict the investment options you may select under the policy. We may change these restrictions in the future.

•  Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.

•  You are required to have a certain Accumulation Value for some optional benefits.

•  We may modify or discontinue an optional benefit at any time for new purchasers.

BENEFITS AVAILABLE UNDER THE POLICY
	TAXES	LOCATION IN PROSPECTUS
Tax Implications

•  Consult with a tax professional to determine the tax implications of an investment in, withdrawals from and surrenders of this policy.

•  If you purchase the policy through a tax-qualified plan or individual retirement account (IRA), such plan or IRA already provides tax deferral under the Code and there are fees and charges in an annuity that may not be included in such other investments. Therefore, the tax deferral of the annuity does not provide additional benefits.

•  Premiums that are made on a pre-tax basis as well as earnings on your policy are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a 10% penalty tax if you take a withdrawal before age 59 1⁄2.

FEDERAL TAX MATTERS
	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation

Your registered representative may receive compensation for selling this policy to you, in the form of commissions, asset-based compensation, allowances for expenses, and other compensation programs. Your registered representative may have a financial incentive to offer or recommend this policy over another investment.

DISTRIBUTION AND COMPENSATION ARRANGEMENTS
Exchanges

Your registered representatives may have a financial incentive to offer you a new policy in place of the one you own. You should only consider exchanging your policy if you determine, after comparing the features, fees, and risks of both policies, that it is in your best interest to purchase the new policy rather than continue to own your existing policy.

THE POLICIES – Tax-Free Section 1035 Exchanges

OVERVIEW OF THE POLICY

Q.	What is this policy, and what is it designed to do?

A.

The New York Life Premier Plus Variable Annuity II is designed to assist individuals with their long-term retirement planning or other long-term needs through investments in a variety of Allocation Options during an accumulation period. The policy also offers death benefits to protect your designated beneficiaries. Through the annuitization feature, the policy can supplement your retirement income by providing a stream of Income Payments. This policy may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Portfolios.

Q.	How do I accumulate assets in the policy and receive income from the policy?

A.	Your policy has two periods: an Accumulation Period and a Payout Period.

Accumulation Period

During the Accumulation Period, to help you accumulate assets, you can allocate your premium payments to:

•

a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Portfolio, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns;

•	a Fixed Account option, which offers a guaranteed fixed interest rate for one-year periods; and

•

a DCA Advantage Account, which transfers amounts automatically to the Investment Divisions you choose in up to six monthly increments and pays you interest on amounts remaining in the DCA Advantage Account.

A list of Portfolios in which the Investment Divisions currently invest is provided in APPENDIX 1A: Portfolios Available Under the Policy.

Payout Period

You can elect to annuitize your policy and turn your Accumulation Value into a fixed stream of Income Payments (sometimes called annuity payments) from NYLIAC. When you annuitize, we will make payments over the life of the Annuitant(s) for 10 years, even if the Annuitant dies sooner. This is called the Life Income – Guaranteed Period Payment Option. We may offer other options, at our discretion, where permitted by state law. We do not currently offer variable Income Payment options.

Please note that when you annuitize, your Accumulation Value will be converted to Income Payments and you may no longer withdraw money at will from your policy. However, you may elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of the policy continues to provide the opportunity to accumulate Accumulation Value on a tax-deferred basis. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.

Q.	What are the policy’s primary features and options?

M&E Charge options. You can choose to have your Mortality and Expense Risk and Administrative Costs Charge (“M&E Charge”) assessed based on either the Accumulation Value of the policy (which invests in Separate Account III) or your Adjusted Premium Payments (which invests in Separate Account IV). You must choose your M&E Charge option at the time of application. The M&E Charge assessed to your policy will be based on the option that you choose. . Once the M&E Charge option is chosen it cannot be changed. For Accumulation Value-based M&E Charge policies, the M&E Charge is assessed based on the Accumulation Value of the policy and will vary with fluctuations in the policy’s Accumulation Value. For Premium-based M&E Charge policies, the M&E Charge is assessed based on your Adjusted Premium Payments and will not vary with fluctuations in the policy’s Accumulation Value. Please see “TABLE OF FEES AND EXPENSES—Annual Policy Expenses—Base Policy Charges (Without Optional Benefits)” for more information. This means in a rising market, an Accumulation Value-based M&E Charge would result in a higher M&E Charge than a Premium-based M&E Charge; in a declining market, a Premium-based M&E Charge would result in a higher M&E Charge than an Accumulation Value-based M&E Charge.

Premium Credit. We will add a lump sum amount (Premium Credit) to your Accumulation Value at the time you make each premium payment. The Premium Credit is calculated as a percentage of each premium payment. The percentage will depend on the rate schedule then in effect and will never be less than 2.00%. As of the date of this Prospectus, the Premium Credit Rate schedule is as follows:

Total Accumulated Premiums	Credit Rate
$499,999 or less	3.00%
$500,000 or greater	4.00%

Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Accumulation Value at any time (although if you withdraw amounts early or before age 59 1⁄2, you may have to pay a surrender charge and/or taxes, including tax penalties (see “CHARGES AND DEDUCTIONS—Exceptions to Surrender Charges”)).

Tax treatment. Your premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your policy, such as when (1) you make a withdrawal; (2) you receive an Income Payment from the policy; or (3) upon payment of a death benefit.

Loans—TSA plans/Accumulation Value-based M&E Charge policies only. You may be able to borrow some of your Accumulation Value subject to certain conditions only if you (i) purchased your policy in connection with a TSA plan, and (ii) chose to have your M&E charges based on the Accumulation Value of your policy.

Death benefits. Your policy includes a Standard Death Benefit that will pay your designated beneficiary(ies) the greatest of: (i) the Accumulation Value less any Premium Credits applied within the 12 months immediately preceding death, or (ii) the total premium payments reduced by proportional withdrawals, or (iii) the Accumulation Value as of the Policy Anniversary immediately following the expiration of the Surrender Charge Period for the first premium payment, plus subsequent premium payments and reduced by any proportional withdrawals after that Policy Anniversary. You can purchase optional riders under the policy that provide additional death benefits for an additional fee. These riders may increase the amount of money payable to your designated beneficiaries upon your death.

Optional benefits that occur during your lifetime. For an additional fee, you can purchase the Investment Preservation Rider 4.0 at the time of application that protects your investment from declining market for a specified holding period.

Living Needs Benefit/Unemployment benefit. At no additional charge, we currently include a Living Needs Benefit/Unemployment Rider with all policies. This benefit increases the amount that can be withdrawn from your policy without a surrender charge when certain qualifying events occur.

Automatic asset rebalancing and dollar cost averaging. At no additional charge, you may select automatic asset rebalancing, which automatically rebalances your value in the Investment Divisions to maintain your chosen percentage allocation. Alternately, at no additional charge, you may select either (i) traditional dollar cost averaging, which automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions and/or Fixed Account at set intervals, or (ii) the DCA Advantage Account, which is an Allocation Option that transfers amounts automatically to the Investment Divisions you choose in up to six monthly increments and pays you interest on amounts remaining in the account.

Interest sweep. At no additional charge, you may select the interest sweep option which automatically transfers interest earned on the Fixed Account to be transferred to one or any combination of Investment Divisions or an available Asset Allocation Model.

Electronic Delivery. You may elect to receive electronic delivery of current prospectuses related to this policy, as well as other policy-related documents.

BENEFITS AVAILABLE UNDER THE POLICY

The following tables summarize information about the benefits available under the policy.

STANDARD DEATH BENEFIT (automatically included with the policy)

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Standard Death Benefit	Guarantees your beneficiaries will receive a benefit at least equal to the greatest of: (i) your Accumulation Value less any Premium Credits applied within the 12 months immediately preceding death, or (ii) your total premium payments reduced by proportional withdrawals, or (iii) your Accumulation Value as of the Policy Anniversary immediately following the expiration of the Surrender Charge Period for the first premium payment, plus subsequent premium payments and reduced by subsequent proportional withdrawals.	No additional charge	• Withdrawals could significantly reduce the benefit

OPTIONAL DEATH BENEFITS AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	FEE		BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Annual Death Benefit Reset (ADBR) Rider	Provides a new locked-in higher death benefit on each year from the Policy Date (“Reset Anniversary”), if your investments increase in value.	Charge calculated as an annualized percentage of the Reset Value as of the last Policy Anniversary (or as of the Policy Date if within the first Policy Year), deducted quarterly

•  Available only at the time of application.

•  Resets will continue on Reset Anniversaries until the Owner (or annuitant if the Owner is not a natural person) is age 80 or 85 (depending when the policy was purchased).

•  Withdrawals could significantly reduce or terminate the benefit.

•  You cannot cancel the rider without surrendering the contract.

•  The rider is not available for Inherited Non-Qualified policies.

		Maximum Charge	Current Charge
		1.00%	0.25%

OPTIONAL LIVING BENEFITS AVAILABLE FOR A FEE

NAME OF BENEFIT	PURPOSE	FEE			BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS

Investment Preservation Rider 4.0 (“IPR”)

Protects your investment from loss for a specified holding period. If, after a specified holding period, your Accumulation Value is less than the amount guaranteed, we will make a one-time adjustment to your Accumulation Value.

		IPR 4.0 Charge (as an annualized percentage of the amount that is guaranteed)

•  Available only at the time of application.

•  Premium payments are only permitted (a) in the first Policy Year or (b) after a specified holding period.

•  Restricts the availability of certain investment options.

•  Withdrawals could significantly reduce or terminate the benefit.

		Holding Period	Maximum Charge	Current Charge
		12 Year	1.50%	0.70%
		13 Year	1.50%	0.60%
		14 Year	1.50%	0.55%

NAME OF BENEFIT	PURPOSE	FEE			BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
	You may request to reset the guaranteed amount (an IPR Reset) under certain circumstances.	15 Year	1.50%	0.50%

•  Premium payments made after the first Policy Year are not included in the guaranteed amount.

•  IPR Reset rights may be suspended or discontinued and are subject to age limits.

•  We apply a Rider Risk Charge Adjustment if you cancel IPR 4.0.

•  Availability subject to maximum age conditions.

•  For Accumulation Value-Based M&E charge policies, you may only select the 12- or 13-year Holding Periods and your minimum initial premium payment is $500,000.

•  For Premium-Based M&E Charge policies, you may elect any Holding Period. If, however, if you elect the 20-year Holding Period, your minimum initial premium payment is $500,000.

•  The rider is not available for 403(b) Inherited IRA, Inherited Roth IRA, or Inherited Non-Qualified policies.

		20 Year	1.50%	0.60%
		IPR 4.0 Rider Risk Charge Adjustment (one-time charge for cancellation of the IPR 4.0; calculated as a percentage of the amount guaranteed)
		Holding Period	Maximum Charge	Current Charge
		12 Year	2.00%	2.00%
		13 Year	2.00%	2.00%
		14 Year	2.00%	2.00%
		15 Year	2.00%	2.00%
		20 Year	1.00%	1.00%

OTHER OPTIONAL BENEFITS INCLUDED WITH THE POLICY AT NO ADDITIONAL COST

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Living Needs Benefit / Unemployment Rider	Increases the amount that can be withdrawn from your policy without a surrender charge if the Owner experiences certain “qualifying events” such as: (i) confinement to a health care facility for 60 consecutive days; (ii) terminal illness; (iii) disability; and (iv) unemployment.	None

•  Policy must be in force for at least one year and have a minimum Accumulation Value of $5,000.

•  Qualifying Event (as defined in the rider) must occur after the Policy Date.

•  Not available if any Owner has attained age 86 on the Policy Date.

Automatic Asset Rebalancing	Automatically rebalances your Variable Accumulation Value (either quarterly, semi-annually, or annually) to maintain the percentage allocated to each Investment Division at a pre-set level.	None	• Cannot be used with the traditional Dollar Cost Averaging option. • You must have a minimum Accumulation Value of $2,500 for automatic asset rebalancing.
Traditional Dollar Cost Averaging	Automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions and/or Fixed Account at set intervals	None

•  Cannot be used with the Automatic Asset Rebalancing option, or with the IPR 4.0.

•  For Premium-based M&E Charge policies, amounts cannot be transferred to the Fixed Account (if applicable)

•  You must have a minimum Accumulation Value of $2,500 to elect this option.

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
The DCA Advantage Account	Allows you to set up automatic dollar cost averaging using the DCA Advantage Account when an initial premium payment or a subsequent premium payment is made. The DCA Advantage Account transfers amounts automatically to the Investment Divisions you choose in six monthly increments and pays you interest on amounts remaining in the DCA Advantage Account.	None

•  DCA Advantage Account duration may not extend beyond the Annuity Commencement Date

•  You may not have more than one DCA Advantage Account open at the same time

•  You must allocate a minimum of $2,000 to the DCA Advantage Account.

•  You cannot make transfers into the DCA Advantage Account from any Allocation Option.

Interest Sweep	Automatically transfers interest earned on the Fixed Account to be transferred to one or any combination of Investment Divisions.	None

•  Frequency of the transfers can be monthly, quarterly, semi-annually, or annually.

•  Minimum Fixed Account Accumulation Value required to elect this option is $2,500 and $2,000 to continue as scheduled.

BUYING THE POLICY

Q.	How do I purchase the New York Life Premier Plus Variable Annuity II policy?

A.

To purchase a policy, you must complete an application. Your registered representative will submit your application, along with your initial premium payment, to us. Acceptance of applications is subject to NYLIAC’s rules. We reserve the right to reject any application or initial premium payment.

Q.	How much can I contribute and how are my premium payments invested?

A.	You may allocate premium payments in up to 18 of the available Investment Divisions, the DCA Advantage Account, and the Fixed Account.

	NON-QUALIFIED POLICIES (purchased using after-tax dollars)	QUALIFIED POLICIES (purchased using pre-tax dollars)
Minimum Initial Premium	$5,000	$5,000 ($10,000 for policies issued in connection with a Pension/Keogh plan)
Minimum Initial Premium for Accumulation Value-Based M&E Charge Policies with IPR 4.0 (only available for 12 and 13 year holding periods)	$500,000	$500,000
Minimum Initial Premium for Premium-Based M&E Charge Policies with IPR 4.0	• $5,000 for 12-15 year Holding Periods • $500,000 for 20-year Holding Period	• $5,000 for 12-15 year Holding Periods • $500,000 for 20-year Holding Period
Minimum Subsequent Premiums	$5,000	Lesser of $2,500 or the maximum permitted by the plan or applicable law
Maximum Total Premiums	$1,000,000 NYLIAC reserves the right to limit the dollar amount of any premium payment.

Additional premium payments can be made until 12 months after you reach age 75. We can reject any premium payments for any reason.

Q.	When will any premium payments that I make be credited to my account?

A.

If the application is in Good Order, we will issue the policy and allocate the initial premium payment to the Allocation Options you have selected within two Business Days after we receive it. If your application is not in Good Order, we may delay issuing your policy and crediting your account while we obtain the missing information. However, we will not hold your initial purchase payment for more than five Business Days without your permission.

Subsequent premium payments should be sent to one of the following addresses:

Subsequent Premium Payments	Regular Mail NYLIAC 75 Remittance Drive Chicago, IL 60675-3021	Express Mail NYLIAC, Suite 3021 c/o The Northern Trust Bank 350 North Orleans Street Receipt & Dispatch, 8th Floor Chicago, IL 60654

Subsequent premium payments will be allocated to your policy at the close of the Business Day on which they are received by NYLIAC in Good Order. We will apply the Premium Credit on your premium payment to the Allocation Options at the same time that we allocate your premium payment.

Acceptance of initial and subsequent premium payments is subject to our suitability standards that are used to determine whether a recommended transaction is suitable for you.

MAKING WITHDRAWALS: ACCESSING MONEY IN YOUR POLICY

Q.	Can I access the money in my account during the Accumulation Period?

A.

Until you annuitize, you have full access to your money. You can choose to withdraw your Accumulation Value at any time (although if you withdraw amounts early, you may have to pay a surrender charge and/or taxes, including tax penalties).

You can access the money in your policy by making a withdrawal, which will reduce the Accumulation Value of your policy (including the amount of your death benefit). However, withdrawing the Accumulation Value of your policy below a certain level will terminate your policy.

Certain withdrawals could substantially reduce or even terminate the benefits available under the policy.

Q.	Are there limitations and consequences associated with taking money out of my policy during the Accumulation Period?

A.	Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum amount you can withdraw is $500, unless we agree otherwise. Currently, online withdrawals cannot exceed $25,000. If you request a withdrawal for amounts greater than $50,000, we may require the request in writing or require additional verification of your identity.
Surrender charges and taxes	As described above, there may be surrender charge and tax implications when you take out money.

Negative impact of withdrawal on benefits and guarantees of your policy	A withdrawal may have a negative impact on certain standard benefits or optional benefits that you may elect. It may reduce the value of or even terminate certain benefits. A withdrawal may also be a taxable transaction and a 10% penalty tax could be applicable.

Q.	What is the process to request a withdrawal of money from my policy?

A.

You can request to withdraw a portion of your Accumulation Value or surrender your policy in full at any time before the Annuity Commencement Date and while the Annuitant is living. If you want to surrender your policy, you must send us a written request in Good Order at one of the below addresses. If you only want to withdraw a portion of your Accumulation Value, you can either request a partial withdrawal online at www.neworklife.com, or by sending us a written request Good Order at one of the following addresses:

Surrender or Withdrawal Requests	Regular Mail NYLIAC Variable Products Service Center Madison Square Station P.O. Box 922 New York, NY 10159	Express Mail NYLIAC Variable Products Service Center 51 Madison Avenue Floor 3B, Room 0304 New York, NY 10010

Withdrawal or surrender requests received in Good Order before the end of the Business Day will be processed that day. If we receive your request after the close of the Business Day, or on a day that is not a Business Day, your request payment will be processed the next Business Day. NYLIAC will pay all surrenders or withdrawals within seven days of receipt of all required information in Good Order.

Q.	Can I access the money in my account during the Payout Period?

A.

When you annuitize, we will make payments over the life of the Annuitant(s) for 10 years, even if the Annuitant dies sooner. This is called the Life Income – Guaranteed Period Payment Option. We may offer other options at our discretion. Once you annuitize, you may no longer withdraw money at will from your policy.

You may elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of your Accumulation Value can remain in the Allocation Options. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals from or surrendering the policy. Please refer to your Policy Data Page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the policy, surrender or make withdrawals from the policy, or transfer Accumulation Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Surrender Charge (as a percentage of amount withdrawn). Applied to amounts in excess of the Surrender Charge Free Amount that you may withdraw each Policy Year.

Payment Year	1	2	3	4	5	6	7	8	9+
Surrender Charge	8.00%	8.00%	7.00%	6.00%	5.00%	4.00%	3.00%	2.00%	0.00%

	Guaranteed Maximum Charge	Current Charge
Transfer Fee (charged for transfers in excess of 12 in a policy year)	$30	$0
Payments Returned for Insufficient Funds	$20	$0
Loan Processing Fee (TSA Plans only)	$25	$0

The next table describes the fees and expenses that you will pay each year during the time that you own the policy (not including Portfolio fees and expenses).

If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Policy Expenses

Base Policy Charges (Without Optional Benefits)

The charges in the “Policies with Accumulation Value-Based M&E Charge” column apply if you choose to have M&E charges calculated as an annualized percentage of your daily average Variable Accumulation Value. The charges in the “Policies with Premium-Based M&E Charges” column apply if you choose to have M&E charges calculated as an annualized percentage of your Adjusted Premium Payments.

	Policies with Accumulation Value-Based M&E Charges		Policies with Premium-Based M&E Charges
Mortality and Expense Risk and Administrative Costs Charge	Guaranteed Maximum Charge	Current Charge	Guaranteed Maximum Charge	Current Charge
	1.60% (During the Surrender Charge Period for the initial premium)	1.50% (During the Surrender Charge Period for the initial premium)	1.70% (During the Surrender Charge Period for the initial premium)	1.60% (During the Surrender Charge Period for the initial premium)
	1.40% (After the Surrender Charge Period for the initial premium)	1.30% (After the Surrender Charge Period for the initial premium)	1.50% (After the Surrender Charge Period for the initial premium)	1.40% (After the Surrender Charge Period for the initial premium
Annual Policy Service Charge[1]	$30		$30

1

Annual fee is waived for policies that have $100,000 or more of Accumulation Value on a given Policy Anniversary. For policies with IPR 4.0, the annual fee will be waived for the entirety of the policy if your cumulative first year premium(s) are greater than or equal to $25,000.

Optional Benefit Expenses

Charge for Investment Preservation Rider 4.0 (“IPR 4.0”)

		Guaranteed Maximum Charge	Current Charge
Annual Charge (calculated as an annualized percentage of the amount that is guaranteed under the IPR 4.0, deducted on a quarterly basis)	12 Year Rider Holding Period	1.50%	0.70%
	13 Year Rider Holding Period	1.50%	0.60%
	14 Year Rider Holding Period	1.50%	0.55%
	15 Year Rider Holding Period	1.50%	0.50%
	20 Year Rider Holding Period	1.50%	0.60%

		Guaranteed Maximum Charge	Current Charge
Rider Risk Charge Adjustment (one-time charge for cancellation of the IPR 4.0; calculated as a percentage of the amount guaranteed)	12 Year Rider Holding Period	2.00%	2.00%
	13 Year Rider Holding Period	2.00%	2.00%
	14 Year Rider Holding Period	2.00%	2.00%
	15 Year Rider Holding Period	2.00%	2.00%
	20 Year Rider Holding Period	1.00%	1.00%

Charge for Annual Death Benefit Reset Rider

	Guaranteed Maximum Charge	Current Charge
Annual Death Benefit Reset Rider Charge (calculated as an annualized percentage of the Reset Value as of the last Policy Anniversary (or as of the Policy Date if within the first Policy Year), deducted on a quarterly basis; for a detailed explanation of the term “Reset Value,” see “THE POLICIES-Riders-Annual Death Benefit Reset Rider”).	1.00%	0.25%

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the policy (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Portfolios and may be higher or lower in the future. A complete list of Portfolios available under the policy, including their annual expenses, may be found in APPENDIX 1A.

Annual Portfolio Expenses(#)

	Minimum	Maximum
Expenses that are deducted from the Portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses.
Before fee waivers and expense reimbursements	[Gross #’s]%	[Gross #’s]%
After fee waivers and expense reimbursements	[Net #’s]%	[Net #’s]%

(#)

Shown as a percentage of average net assets for the fiscal year ended December 31, 2020. The Portfolio or its agents provided the fees and charges that are based on 2020 expenses, unless otherwise indicated. For Portfolios that are not affiliated with NYLIAC, we have not verified the accuracy of the information provided by the Portfolio or its agents.

Guaranteed Maximum Charges Examples

The table below is intended to help you compare the cost of investing in the policy with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual Policy expenses and annual Portfolio expenses. The Example assumes that you invest $100,000 in the Policy for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of Annual Portfolio Expenses and optional benefits available for an additional charge. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

For policies with an M&E Charge based on Accumulation Value:

	Expenses if you annuitize your policy				Expenses if you surrender your policy				Expenses if you do not surrender your policy
	1 yr	3 yr	5 yr	10 yr	1 yr	3 yr	5 yr	10 yr	1 yr	3 yr	5 yr	10 yr
with IPR* & ADBR Riders	$14,317	$20,926	$34,532	$66,900	$14,317	$27,039	$38,719	$66,900	$7,037	$20,926	$34,532	$66,900
with IPR Rider*	$13,389	$18,014	$29,858	$58,473	$13,389	$24,327	$34,283	$58,473	$6,037	$18,014	$29,858	$58,473
with ADBR Rider	$12,187	$14,341	$24,011	$48,062	$12,187	$20,904	$28,733	$48,062	$4,742	$14,341	$24,011	$48,062
Base Policy without any Riders	$11,259	$11,380	$19,229	$39,330	$11,259	$18,139	$24,189	$39,330	$3,742	$11,380	$19,229	$39,330

*	Assumes a 20 yr Holding Period

For policies with an M&E Charge based on Adjusted Premium Payments:

	Expenses if you annuitize your policy				Expenses if you surrender your policy				Expenses if you do not surrender your policy
	1 yr	3 yr	5 yr	10 yr	1 yr	3 yr	5 yr	10 yr	1 yr	3 yr	5 yr	10 yr
with IPR* & ADBR Riders	$14,296	$20,950	$34,722	$67,975	$14,296	$27,061	$38,900	$67,975	$7,015	$20,950	$34,722	$67,975
with IPR Rider*	$13,368	$17,990	$29,890	$58,885	$13,368	$24,305	$34,314	$58,885	$6,015	$17,990	$29,890	$58,885
with ADBR Rider	$12,167	$14,258	$23,847	$47,663	$12,167	$20,826	$28,577	$47,663	$4,720	$14,258	$23,847	$47,663
Base Policy without any Riders	$11,239	$11,248	$18,902	$38,236	$11,239	$18,016	$23,878	$38,236	$3,720	$11,248	$18,902	$38,236

*	Assumes a 20 yr Holding Period

APPENDIX 1A: PORTFOLIOS AVAILABLE UNDER THE POLICY

The following is a list of Portfolios available under the policy, which is subject to change, as discussed in the prospectus. You can find the prospectuses and other information about the Portfolios online at http://www.nylfunds-premierplus-ii.com/. You can also request this information at no cost by calling the VPSC at 800-598-2019 or by sending an email request to email@_____________.com [email address to be added by amendment].

The current expenses and performance information below reflects fees and expenses of the Portfolios but does not reflect the other fees and expenses that your policy may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.

If you have purchased the IPR 4.0, your available Allocation Options are listed in APPENDIX 1B.

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	MainStay VP Balanced — Service Class Adviser: New York Life Investment Management LLC (“New York Life Investments”)/ Subadviser: MacKay Shields LLC (“MacKay”) and NYL Investors LLC (“NYL Investors”))	[__]%	[__]%	[__]%	[__]%

Investment Grade Bond	MainStay VP Bond — Service Class Adviser: New York Life Investments / Subadviser: New York Life Investors

Sector	MainStay VP CBRE Global Infrastructure — Service Class Adviser: New York Life Investments / Subadviser: CBRE Clarion Securities, LLC

Asset Allocation	MainStay VP Conservative Allocation — Service Class Adviser: New York Life Investments

Large Cap Equity	MainStay VP Epoch U.S. Equity Yield — Service Class Adviser: New York Life Investments / Subadviser: Epoch Investment Partners, Inc. (“Epoch”)

Appendix 1A-1

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Sector	MainStay VP Fidelity Institutional AM® Utilities — Service Class Adviser: New York Life Investments / Subadviser: FIAM LLC (“FIAM”)
Non-Investment Grade Bond	MainStay VP Floating Rate — Service Class Adviser: New York Life Investments / Subadviser: NYL Investors
Asset Allocation	MainStay VP Growth Allocation — Service Class Adviser: New York Life Investments
Asset Allocation	MainStay VP Income Builder — Service Class Adviser: New York Life Investments / Subadvisers: Epoch and MacKay
Investment Grade Bond	MainStay VP Indexed Bond — Service Class Adviser: New York Life Investments / Subadviser: NYL Investors
Alternatives	MainStay VP IQ Hedge Multi-Strategy — Service Class Adviser: New York Life Investments / Subadviser: IndexIQ Advisors LLC
Asset Allocation	MainStay VP Janus Henderson Balanced — Service Class Adviser: New York Life Investments / Subadviser: Janus Capital Management LLC
Large Cap Equity	MainStay VP MacKay Common Stock — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Non-Investment Grade Bond	MainStay VP MacKay Convertible — Service Class Adviser: New York Life Investments / Subadviser: MacKay

Appendix 1A-2

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Investment Grade Bond	MainStay VP MacKay Government — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Non-Investment Grade Bond	MainStay VP MacKay High Yield Corporate Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay
International/Global Equity	MainStay VP MacKay International Equity — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Small/Mid Cap Equity	MainStay VP MacKay Mid Cap Core — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Large Cap Equity	MainStay VP MacKay S&P 500 Index — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Small/Mid Cap Equity	MainStay VP MacKay Small Cap Core — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Non-Investment Grade Bond	MainStay VP MacKay Unconstrained Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay
Sector	MainStay VP Mellon Natural Resources — Initial Class Adviser: New York Life Investments / Subadviser: Mellon Investments Corporation
Asset Allocation	MainStay VP Moderate Allocation — Service Class Adviser: New York Life Investments
Asset Allocation	MainStay VP Moderate Growth Allocation — Service Class Adviser: New York Life Investments

Appendix 1A-3

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Investment Grade Bond	MainStay VP PIMCO Real Return — Service Class Adviser: New York Life Investments / Subadviser: Pacific Investment Management Company LLC
Small/Mid Cap Equity	MainStay VP Small Cap Growth — Service Class Adviser: New York Life Investments / Subadvisers: Brown Advisory, LLC and Segall Bryant & Hamill, LLC
Money Market	MainStay VP U.S. Government Money Market — Initial Class Adviser: New York Life Investment Management LLC / Subadviser: NYL Investors
Large Cap Equity	MainStay VP Winslow Large Cap Growth — Service Class Adviser: New York Life Investment Management LLC / Subadviser: Winslow Capital Management, Inc.
Asset Allocation	American Funds IS Asset Allocation Fund — Class 4 Adviser: Capital Research and Management CompanySM (“CRMC”))
Large Cap Equity	American Funds IS Blue Chip Income and Growth Fund — Class 4 Adviser: CRMC
International/Global Equity	American Funds IS Global Small Capitalization Fund — Class 4 Adviser: CRMC
Large Cap Equity	American Funds IS Growth Fund — Class 4 Adviser: CRMC
International/Global Equity	American Funds IS New World Fund® — Class 4 Adviser: CRMC
Asset Allocation	BlackRock® Global Allocation V.I. Fund — Class III Adviser: BlackRock Advisors, LLC

Appendix 1A-4

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Non-Investment Grade Bond	BlackRock® High Yield V.I. Fund — Class III Adviser: BlackRock Advisors, LLC / Subadviser: BlackRock International Limited
Sector	BNY Mellon IP Technology Growth Portfolio –– Service Shares Adviser: BNY Mellon Investment Adviser, Inc
Large Cap Equity	ClearBridge Variable Appreciation Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: ClearBridge Investments, LLC
Sector	Columbia Variable Portfolio — Commodity Strategy Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC / Subadviser: Threadneedle International Limited
Non-Investment Grade Bond	Columbia Variable Portfolio — Emerging Markets Bond Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC
Small/Mid Cap Equity	Columbia Variable Portfolio — Small Cap Value Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC
Small/Mid Cap Equity	Delaware VIP® Small Cap Value Series –– Service Class Adviser: Delaware Management Company
Alternatives	DWS Alternative Asset Allocation VIP — Class B Adviser: DWS Investment Management Americas Inc. / Subadviser: RREEF America LLC
Large Cap Equity	Fidelity® VIP ContrafundSM Portfolio — Service Class 2

Appendix 1A-5

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Adviser: Fidelity Management and Research Company (“FMR”) / Subadvisers: Other investment advisers)
International/Global Equity	Fidelity® VIP Emerging Markets Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers
Large Cap Equity	Fidelity® VIP Equity-Income PortfolioSM — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers
Asset Allocation	Fidelity® VIP FundsManager® 60% Portfolio — Service Class Adviser: FMR / Subadvisers: Other investment advisers
Large Cap Equity	Fidelity® VIP Growth Opportunities Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers
Sector	Fidelity® VIP Health Care Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers
International/Global Equity	Fidelity® VIP International Index Portfolio — Service Class 2 Adviser: FMR / Other investment advisers)
Small/Mid Cap Equity	Fidelity® VIP Mid Cap Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers
Small/Mid Cap Equity	Invesco Oppenheimer V.I. Main Street Small Cap Fund® — Series II Shares Adviser: Invesco Advisers, Inc.
Small/Mid Cap Equity	Invesco V.I. American Value Fund — Series II Shares Adviser: Invesco Advisers, Inc.
International/Global Equity	Invesco V.I. International Growth Fund — Series II Shares

Appendix 1A-6

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Adviser: Invesco Advisers, Inc.
Small/Mid Cap Equity	Janus Henderson Enterprise Portfolio — Service Shares Adviser: Janus Capital Management LLC
International/Global Equity	Janus Henderson Global Research Portfolio — Service Shares Adviser: Janus Capital Management LLC
Asset Allocation	Legg Mason/QS Aggressive Model Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: QS Investors, LLC
Asset Allocation	Legg Mason/QS Moderately Aggressive Model Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: QS Investors, LLC
Asset Allocation	Legg Mason/QS Moderate Model Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: QS Investors, LLC
Asset Allocation	Legg Mason/QS Moderately Conservative Model Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: QS Investors, LLC
Asset Allocation	Legg Mason/QS Conservative Model Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC / Subadviser: QS Investors, LLC
International/Global Equity	MFS® International Intrinsic Value Portfolio — Service Class Adviser: Massachusetts Financial Services Company (“MFS”)
Large Cap Equity	MFS® Investors Trust Series — Service Class Adviser: MFS

Appendix 1A-7

Type	Portfolio Adviser/Sub-adviser	Current Expenses [NET #’s]	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Small/Mid Cap Equity	MFS® Mid Cap Value Portfolio— Service Class Adviser: MFS
Large Cap Equity	MFS® Research Series — Service Class Adviser: MFS
Sector	Morgan Stanley VIF U.S. Real Estate Portfolio — Class II Adviser: Morgan Stanley Investment Management Inc.
Small/Mid Cap Equity	Neuberger Berman AMT Mid Cap Growth Portfolio — Class S Adviser: Neuberger Berman Investment Advisers LLC
Investment Grade Bond	PIMCO VIT Income Portfolio — Advisor Class Adviser: Pacific Investment Management Company LLC (“PIMCO”))
Investment Grade Bond	PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) — Advisor Class Adviser: PIMCO
Investment Grade Bond	PIMCO VIT Low Duration Portfolio — Advisor Class Adviser: PIMCO
Investment Grade Bond	PIMCO VIT Total Return Portfolio — Advisor Class Adviser: PIMCO

[PLACEHOLDER FOR EXPENSE WAIVER/REIMBURSEMENT FOOTNOTES]

Appendix 1A-8

APPENDIX 1B: INVESTMENT DIVISIONS AVAILABLE WITH IPR 4.0

Option 1 - Legg Mason/QS Model Portfolios

Moderately Aggressive	Moderate

100% Legg Mason/QS Moderately Aggressive Model Portfolio	100% Legg Mason/QS Moderate Model Portfolio

Moderately Conservative	Conservative

100% Legg Mason/QS Moderately Conservative Model Portfolio	100% Legg Mason/QS Conservative Model Portfolio

Option 2 - Choose Your Own Investment Divisions

Category A:

Minimum Allocation	30%

Maximum Allocation	100%

Subcategory I Funds (Minimum Allocation 10%)

MainStay VP Bond MainStay VP Indexed Bond MainStay VP MacKay Government MainStay VP PIMCO Real Return MainStay VP U.S. Government Money Market		PIMCO VIT Income Portfolio PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) PIMCO VIT Low Duration Portfolio PIMCO VIT Total Return Portfolio

Subcategory II Funds

MainStay VP Floating Rate MainStay VP MacKay High Yield Corporate Bond MainStay VP MacKay Unconstrained Bond		BlackRock® High Yield V.I. Fund Columbia Variable Portfolio — Emerging Markets Bond

Category B:

Minimum Allocation	0%

Maximum Allocation	70%

Category B Funds

MainStay VP Epoch U.S. Equity Yield
MainStay VP MacKay Common Stock

MainStay VP MacKay Convertible
MainStay VP MacKay S&P 500 Index
MainStay VP Winslow Large Cap Growth
American Funds IS Blue Chip Income

and Growth Fund
American Funds IS Growth Fund

ClearBridge Variable Appreciation Portfolio
DWS Alternative Asset Allocation VIP
Fidelity® VIP ContrafundSM Portfolio
Fidelity® VIP Equity-Income PortfolioSM
Fidelity® VIP Growth Opportunities Portfolio
MFS® Investors Trust Series
		MFS® Research Series

Category C:

Minimum Allocation	0%

Maximum Allocation	25%

Appendix 1B-1

Subcategory I Funds (Minimum Allocation 15%)

MainStay VP MacKay Mid Cap Core

MainStay VP MacKay Small Cap Core

MainStay VP Small Cap Growth

Columbia Variable Portfolio — Small Cap Value

Delaware VIP® Small Cap Value Series

Fidelity® VIP Mid Cap Portfolio

Invesco Oppenheimer V.I. Main Street Small Cap Fund® Invesco V.I. American Value Fund Janus Henderson Enterprise Portfolio MFS® Mid Cap Value Portfolio Neuberger Berman AMT Mid Cap Growth Portfolio

Subcategory II Funds (Maximum Allocation 15%)

MainStay VP MacKay International Equity American Funds IS Global Small Capitalization Fund American Funds IS New World Fund® Fidelity® VIP Emerging Markets Portfolio	Fidelity® VIP International Index Portfolio Invesco V.I. International Growth Fund Janus Henderson Global Research Portfolio MFS® International Intrinsic Value Portfolio

Subcategory III Funds (Maximum Allocation 10%)

MainStay VP CBRE Global Infrastructure MainStay VP Fidelity Institutional AM® Utilities MainStay VP Mellon Natural Resources BNY Mellon IP Technology Growth Portfolio	Columbia Variable Portfolio — Commodity Strategy Fidelity® VIP Health Care Portfolio Morgan Stanley VIF U.S. Real Estate Portfolio

Option 3 - Asset Allocation Funds:

Category D:
Minimum Allocation 100%

Category D Asset Allocation Funds

MainStay VP Balanced
MainStay VP Conservative Allocation
MainStay VP Income Builder
MainStay VP Janus Henderson Balanced
MainStay VP Moderate Allocation
American Funds IS Asset Allocation Fund
BlackRock® Global Allocation V.I. Fund
Fidelity VIP® FundsManager® 60% Portfolio
Legg Mason/QS Moderately Aggressive Model Portfolio Legg Mason/QS Moderate Model Portfolio
Legg Mason/QS Moderately Conservative Model Portfolio
Legg Mason/QS Conservative Model Portfolio

Appendix 1B-2

Back Cover Page

This summary prospectus incorporates by reference the New York Life Premier Plus Variable Annuity II prospectus and Statement of Additional Information (SAI), both dated May 1, 2021, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

Separate Account III EDGAR contract identifier #C000154614

Separate Account IV EDGAR contract identifier #C000154616